                                   VALUE LINE, INC.
                           PROFIT SHARING AND SAVINGS PLAN

                               As amended and restated
                                effective May 1, 1989








                                                    Including amendments through
                                                                 August 10, 1995

                                   VALUE LINE, INC.
                           PROFIT SHARING AND SAVINGS PLAN

                                  TABLE OF CONTENTS


PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 2

    1.01  "Account". . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.02  "Administrative Committee" . . . . . . . . . . . . . . . . . . 2
    1.03  "Affiliated Company" . . . . . . . . . . . . . . . . . . . . . 2
    1.04  "Beneficiary". . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.05  "Benefit Commencement Date". . . . . . . . . . . . . . . . .   2
    1.06  "Board of Directors" . . . . . . . . . . . . . . . . . . . .   2
    1.07  "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.08  "Company". . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.09  "Compensation" . . . . . . . . . . . . . . . . . . . . . . .   2
    1.10  "Eligible Employee". . . . . . . . . . . . . . . . . . . . .   3
    1.11  "Employee" . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.12  "Employer Contribution". . . . . . . . . . . . . . . . . . .   3
    1.13  "Entry Date" . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.14  "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.15  "Investment Fund". . . . . . . . . . . . . . . . . . . . . .   3
    1.16  "Member" . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.17  "Normal Retirement Age". . . . . . . . . . . . . . . . . . .   3
    1.18  "Participating Employer" . . . . . . . . . . . . . . . . . .   4
    1.19  "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.20  "Plan Year". . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.21  "Total Disability" . . . . . . . . . . . . . . . . . . . . .   4
    1.22  "Trust Agreement". . . . . . . . . . . . . . . . . . . . . .   4
    1.23  "Trust Fund" . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.24  "Trustee". . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.25  "Valuation Date" . . . . . . . . . . . . . . . . . . . . . .   4
    1.26  "Voluntary Contribution" . . . . . . . . . . . . . . . . . .   4

ARTICLE 2  DEFINITIONS AND RULES FOR DETERMINING SERVICE . . . . . . .   5

    2.01  "Approved Absence" . . . . . . . . . . . . . . . . . . . . .   5
    2.02  "Break in Service" . . . . . . . . . . . . . . . . . . . . .   5
    2.03  "Eligibility Computation Period" . . . . . . . . . . . . . .   5
    2.04  "Employment Commencement Date" . . . . . . . . . . . . . . .   5
    2.05  "Hours of Service" . . . . . . . . . . . . . . . . . . . . .   5
    2.06  "Maternity or Paternity Leave of Absence". . . . . . . . . .   6

    2.07  "Month of Service" . . . . . . . . . . . . . . . . . . . . .   6
    2.08  "Vesting Computation Period" . . . . . . . . . . . . . . . .   6
    2.09  "Year of Service". . . . . . . . . . . . . . . . . . . . . .   6
    2.10  Rules for Crediting Service After a Break in Service.. . . .   6

ARTICLE 3  PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . .   8

    3.01  Eligibility to Participate . . . . . . . . . . . . . . . . . . 8
    3.02  Commencement of Participation. . . . . . . . . . . . . . . .   8
    3.03  Break in Service Before Participation. . . . . . . . . . . .   8
    3.04  Break in Service After Participation . . . . . . . . . . . .   8
    3.05  Cessation of Participation . . . . . . . . . . . . . . . . .   8

ARTICLE 4  CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . .   9

    4.01  Employer Contributions . . . . . . . . . . . . . . . . . . .   9
    4.02  Voluntary Contributions  . . . . . . . . . . . . . . . . . . . 9

ARTICLE 5  LIMITATIONS ON CONTRIBUTIONS. . . . . . . . . . . . . . . .  10

    5.01  Definitions. . . . . . . . . . . . . . . . . . . . . . . . .  10
    5.02  Limitations on Voluntary Contributions Applicable to Highly
           Compensated Employees . . . . . . . . . . . . . . . . . . .  11
    5.03  Correction of Excess Voluntary Contributions . . . . . . . .  12
    5.04  Limitations on Contributions Applicable to All Members . . .  12
    5.05  Reduction of Excess Annual Additions . . . . . . . . . . . .  13
    5.06  Deduction Limitation Applicable to Employer Contributions. .  13

ARTICLE 6  MEMBERS' ACCOUNTS . . . . . . . . . . . . . . . . . . . . .  14

    6.01  Separate Accounts. . . . . . . . . . . . . . . . . . . . . .  14
    6.02  Contributions to Account . . . . . . . . . . . . . . . . . .  14
    6.03  Valuation of Accounts. . . . . . . . . . . . . . . . . . . .  14
    6.04  Segregated Accounts. . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 7  TRUST FUND AND INVESTMENT OF ACCOUNTS . . . . . . . . . . .  15

    7.01  Trust Fund and Trustee . . . . . . . . . . . . . . . . . . .  15
    7.02  Investment Funds . . . . . . . . . . . . . . . . . . . . . .  15
    7.03  Investment Direction . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 8  VESTING AND FORFEITURE. . . . . . . . . . . . . . . . . . .  17

    8.01  Voluntary Contribution Account . . . . . . . . . . . . . . .  17
    8.02  Employer Contribution Account. . . . . . . . . . . . . . . .  17
    8.03  Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . .  17

    8.04  Restoration of Forfeitures . . . . . . . . . . . . . . . . .  17
    8.05  Application of Forfeitures . . . . . . . . . . . . . . . . .  18
    8.06  Change in Vesting Schedule . . . . . . . . . . . . . . . . .  18

ARTICLE 9  LOANS TO MEMBERS. . . . . . . . . . . . . . . . . . . . . .  19

    9.01  General. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    9.02  Eligibility for Loan . . . . . . . . . . . . . . . . . . . .  19
    9.03  Maximum Loan Amount. . . . . . . . . . . . . . . . . . . . .  20
    9.04  Loan Terms . . . . . . . . . . . . . . . . . . . . . . . . .  20
    9.05  Collateral . . . . . . . . . . . . . . . . . . . . . . . . .  20
    9.06  Treatment of Loan Payments . . . . . . . . . . . . . . . . .  21
    9.07  Default. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    9.08  Termination of Employment  . . . . . . . . . . . . . . . . . .21

ARTICLE 10  WITHDRAWALS OF VOLUNTARY CONTRIBUTIONS
PRIOR TO TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . . . . .  22

    10.01  Withdrawals of Voluntary Contributions. . . . . . . . . . .  22
    10.02  General Rules Applying to Withdrawals . . . . . . . . . . .  22

ARTICLE 11  DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT. . . . . . .  23

    11.01  Termination of Employment Prior to Normal Retirement Age. .  23
    11.02  Termination of Employment At or After Normal Retirement Age  23
    11.03  Death . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    11.04  Form of Payment Following Termination of Employment - Members
            With Hire Dates Prior to May 1, 1995 . . . . . . . . . . .  24
    11.05  Form of Payment of Death Benefits . . . . . . . . . . . . .  25
    11.06  Form of Payment - Members with Hire Dates on or
            After May 1, 1995. . . . . . . . . . . . . . . . . . . . .  25
    11.07  Direct Transfer of Eligible Rollover Distribution . . . . .  25
    11.08  Beneficiary Designation . . . . . . . . . . . . . . . . . .  25
    11.09  Married Members - Waiver of Joint and Survivor Annuity  . .  26
    11.10  Rules Applying to Installment Distributions . . . . . . . .  27
    11.11  Mandatory Distribution. . . . . . . . . . . . . . . . . . .  27

ARTICLE 12  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . .  28

    12.01  Plan Administrator. . . . . . . . . . . . . . . . . . . . .  28
    12.02  Administrative Committee's Authority and Powers . . . . . .  28
    12.03  Delegation of Duties. . . . . . . . . . . . . . . . . . . .  28
    12.04  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .  28
    12.05  Compensation. . . . . . . . . . . . . . . . . . . . . . . .  29
    12.06  Exercise of Discretion. . . . . . . . . . . . . . . . . . .  29
    12.07  Fiduciary Liability . . . . . . . . . . . . . . . . . . . .  29
    12.08  Indemnification by Participating Employers. . . . . . . . .  29

    12.09  Plan Participation by Fiduciaries . . . . . . . . . . . . .  30
    12.10  Missing Persons . . . . . . . . . . . . . . . . . . . . . .  30
    12.11  Claims Procedure. . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 13  AMENDMENT AND TERMINATION OF PLAN. . . . . . . . . . . . .  31

    13.01  Amendment . . . . . . . . . . . . . . . . . . . . . . . . .  31
    13.02  Right to Terminate Plan . . . . . . . . . . . . . . . . . .  31
    13.03  Consequences of Termination . . . . . . . . . . . . . . . .  31

ARTICLE 14  PARTICIPATION BY AFFILIATED COMPANIES. . . . . . . . . . .  32

    14.01  Participation . . . . . . . . . . . . . . . . . . . . . . .  32
    14.02  Delegation of Powers and Authority. . . . . . . . . . . . .  32
    14.03  Termination of Participation. . . . . . . . . . . . . . . .  32

ARTICLE 15  TOP-HEAVY PLAN PROVISIONS. . . . . . . . . . . . . . . . .  34

    15.01  Applicability . . . . . . . . . . . . . . . . . . . . . . .  34
    15.02  Definitions . . . . . . . . . . . . . . . . . . . . . . . .  34
    15.03  Vesting Requirement and Schedule. . . . . . . . . . . . . .  36
    15.04  Minimum Contribution. . . . . . . . . . . . . . . . . . . .  36
    15.05  Compensation Limitation . . . . . . . . . . . . . . . . . .  37
    15.06  Aggregate Limit on Contributions and Benefits for Key
            Employees  . . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE 16  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . .  38

    16.01  Trust Fund Sole Source of Payments for Plan . . . . . . . .  38
    16.02  Exclusive Benefit . . . . . . . . . . . . . . . . . . . . .  38
    16.03  Non-Alienation. . . . . . . . . . . . . . . . . . . . . . .  38
    16.04  Qualified Domestic Relations Order. . . . . . . . . . . . .  38
    16.05  Employment Rights . . . . . . . . . . . . . . . . . . . . .  38
    16.06  Return of Contributions.. . . . . . . . . . . . . . . . . .  39
    16.07  Merger, Consolidation or Transfer . . . . . . . . . . . . .  39
    16.08  Applicable Law. . . . . . . . . . . . . . . . . . . . . . .  39
    16.09  Rules of Construction . . . . . . . . . . . . . . . . . . .  39

APPENDIX A  RULES APPLYING TO PLAN LOANS . . . . . . . . . . . . . . . A-1

                                   VALUE LINE, INC.
                           PROFIT SHARING AND SAVINGS PLAN

                                       PURPOSE


The purpose of the Value Line, Inc. Profit Sharing and Savings Plan (the "Plan") is to provide eligible employees of Value Line, Inc. (the "Company"), Arnold Bernhard & Co., Inc., and any Affiliated Company which adopts the Plan on behalf of its employees with retirement income through a program of employer contributions and employee voluntary after-tax contributions.

The Plan is intended to (1) qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

The Plan (formerly known as the Arnold Bernhard & Co., Inc. Profit Sharing and Savings Plan) was originally adopted by Arnold Bernhard & Co., Inc. effective May 1, 1951.

The Plan was amended and restated effective May 1, 1976; amended effective May 1, 1978; amended and restated effective May 1, 1982, May 1, 1983, May 1, 1984 and May 1, 1985.

The Internal Revenue Service issued a favorable determination letter dated June 16, 1987 (File Folder Number 130011445) with respect to the Plan as amended and restated effective May 1, 1985, including amendments adopted on August 10, 1987.

This plan document sets forth the provisions of the Plan as amended and restated effective May 1, 1989 except as otherwise specifically provided in the Plan.
All issues arising with respect to participation in the Plan prior to May 1, 1989 shall be determined by the terms and provisions of the Plan as in effect prior to May 1, 1989 except as otherwise specifically provided in the Plan.

The Internal Revenue Service issued a favorable determination letter dated July 7, 1995 (File Folder Number 133007416) with respect to the Plan as amended and restated effective May 1, 1989, including amendments adopted as of April 30, 1995.

This document also includes all amendments to the Plan through August 10, 1995.

                                      ARTICLE 1

                                     DEFINITIONS


Wherever used herein, the following terms shall have the following meanings:

1.01 "ACCOUNT" means the entire interest of a Member in the Trust Fund and shall include the following subaccounts:

(A) "EMPLOYER CONTRIBUTION ACCOUNT" means that portion of the Member's Account attributable to the Employer Contributions made on the Member's behalf by a Participating Employer and the earnings thereon.

(B) "VOLUNTARY CONTRIBUTION ACCOUNT" means that portion of the Member's Account attributable to a Member's Voluntary Contributions, if any, and the earnings thereon.

(C) "ROLLOVER CONTRIBUTION ACCOUNT" means that portion of the Member's Account attributable to a Member's rollover contributions made prior to May 1, 1995 in accordance with the rollover requirements of Section 402(c) of the Code.

1.02 "ADMINISTRATIVE COMMITTEE" means the committee appointed from time to time by the Board of Directors to administer the Plan in accordance with Article 12.

1.03 "AFFILIATED COMPANY" means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.04 "BENEFICIARY" means any person entitled to receive payment of a Member's Account pursuant to Section 11.08 as a result of the death of the Member.

1.05 "BENEFIT COMMENCEMENT DATE" means the first day of the first period for which a Participant's Account is payable in the form of an annuity.

1.06  "BOARD OF DIRECTORS" means the Board of Directors of Value Line, Inc.

1.07  "CODE" means the Internal Revenue Code of 1986, as amended.

1.08  "COMPANY" means Value Line, Inc.

1.09  "COMPENSATION" means for any Plan Year a Member's wages as defined in
Section 3401(a) of the Code (for purposes of income tax withholding) determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed, subject to the following inclusions and exclusions:

(a) excluding bonuses;

(b) excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits; and

(c) excluding commissions earned in excess of draw, provided, however, that such commissions will be included (i) in the case of a Member whose total of salary plus draw is less than $60,000 (ii) but only to the extent that the total of a Member's salary, draw and such commissions do not exceed $60,000.

The maximum amount of Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect as of the beginning of the Plan Year.

1.10 "ELIGIBLE EMPLOYEE" means any Employee employed by a Participating Employer, but excluding

(a) any Employee who is covered by a collective bargaining agreement to which a Participating Employer is a party, and which agreement does not provide for participation in the Plan;

(b) any Employee who is a nonresident alien and who does not receive any United States source income from the Company or any Affiliated Company; and

(c) any individual who is a "leased employee" within the meaning of Section 414(n)(2) of the Code.

1.11 "EMPLOYEE" means any individual who is a "common-law employee" of the Company or an Affiliated Company.

1.12 "EMPLOYER CONTRIBUTION" means the contribution made by a Participating Employer on behalf of Members as described in Section 4.01.

1.13  "ENTRY DATE" means each April 30 and October 31.

1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.15 "INVESTMENT FUND" means one or more of the investment vehicles made available to Members for investment of their Accounts pursuant to Article 7.

1.16 "MEMBER" means any Eligible Employee or former Eligible Employee who has met the participation requirements set forth in Article 3.

1.17  "NORMAL RETIREMENT AGE" means

(a) with respect to Employees hired prior to May 1, 1995, age 65; and

(b) with respect to Employees hired on or after May 1, 1995, the later of age 65 or the completion of 5 Years of Service.

1.18 "PARTICIPATING EMPLOYER" means the Company, Arnold Bernhard & Co., Inc., or any Affiliated Company which is designated as a Participating Employer by the Administrative Committee, and which has adopted the Plan by proper corporate action.

1.19  "PLAN" means the Value Line, Inc. Profit Sharing and Savings Plan.

1.20  "PLAN YEAR" means the 12-consecutive month period beginning each May 1.

1.21 "TOTAL DISABILITY" means a Member's total and permanent disability as determined for purposes of entitlement to Social Security disability benefits.

1.22 "TRUST AGREEMENT" means the agreement between the Employer and the Trustee under which the assets are held, administered and managed.

1.23  "TRUST FUND" means all assets under the Plan held by the Trustee.

1.24 "TRUSTEE" means any person, bank, or such other trustee or trustees under the Trust Agreement as may be appointed by the Company to hold, invest and disburse the funds of the Plan.

1.25 "VALUATION DATE" means the last day of each Plan Year, and such other dates as may be determined by the Administrative Committee for valuing the Trust Fund.

1.26 "VOLUNTARY CONTRIBUTION" means the voluntary after-tax contribution made to the Plan by a Member pursuant to Section 4.02.

                                      ARTICLE 2

                    DEFINITIONS AND RULES FOR DETERMINING SERVICE


2.01 "APPROVED ABSENCE" means an Employee's approved leave of absence from employment with the Company or an Affiliated Company because of military service, illness, disability, pregnancy, educational pursuits, service as a juror, or temporary employment with a government agency, or other leave of absence approved by the Company or Affiliated Company. An Approved Absence also includes any leave of absence in accordance with the requirements of the Family and Medical Leave Act of 1993. The Company or Affiliated Company shall determine the first and last days of any Approved Absence.

2.02 "BREAK IN SERVICE" means a 12-consecutive month period during which an Employee fails to complete more than 501 Hours of Service with the Company or an Affiliated Company. Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall be recognized during an Approved Absence or a Maternity or Paternity Leave of Absence. During such absence, the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined, with eight hours per day.

2.03 "ELIGIBILITY COMPUTATION PERIOD" means (a) the 12-consecutive month period beginning on an Employee's Employment Commencement Date, or (b) in the case of an Employee who fails to complete 1,000 or more Hours of Service during his first Eligibility Computation Period, any Plan Year commencing after the Employee's Employment Commencement Date.

2.04 "EMPLOYMENT COMMENCEMENT DATE" means the first day on which an Employee performs an Hour of Service for the Company or an Affiliated Company.

2.05  "HOURS OF SERVICE" means the following:

(a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company. Each such hour shall be credited to the Employee for the computation period or periods in which the duties are performed.

(b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, disability, layoff, jury duty, government-required military duty, or leave of absence. Each such hour shall be credited to the Employee for the computation period or periods in which such period occurs, subject to the following rules:

    (i) No more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and

    (ii) Hours of Service will not be credited under this paragraph (b) for which payment by the Company or an Affiliated Company is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws or where payment solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

Hours of Service to be credited to an individual under this Section 2.05 will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference.

2.06 "MATERNITY OR PATERNITY LEAVE OF ABSENCE" means an absence from work by reason of the Employee's pregnancy, birth of a child of the Employee, placement of a child with the Employee in connection with adoption, or any absence for purposes of caring for such a child for a period immediately following such birth or placement.

2.07 "MONTH OF SERVICE" means a calendar month during which an Employee completes at least 83 Hours of Service.

2.08  "VESTING COMPUTATION PERIOD" means a Plan Year.

2.09 "YEAR OF SERVICE" means an Eligibility Computation Period or a Vesting Computation Period Year during which an Employee completes --

(a) at least 1,000 Hours of Service with the Company or an Affiliated Company;
    or

(b) 3 Months of Service during the period February 1 through April 30; provided, however, that an Employee shall be credited with a Year of Service pursuant to this paragraph (b) only with respect to his first year of employment. Notwithstanding the foregoing, this paragraph (b) shall not apply to any Employee whose Employment Commencement Date occurs on or after May 1, 1995.

2.10  RULES FOR CREDITING SERVICE AFTER A BREAK IN SERVICE.

If a Member is reemployed by the Company or an Affiliated Company after a Break in Service, the following special rules shall apply in determining his Years of
Service:

(a) In the case of a Member who is reemployed before the occurrence of 5 consecutive Breaks in Service --

    (i) Years of Service completed prior to such break will not be taken into account until the Member has completed a Year of Service following his reemployment; and

    (ii) both pre-break and post-break Years of Service will count in vesting his pre-break and post-break account balances.

(b) In the case of a Member who is reemployed after the occurrence of 5 or more consecutive Breaks in Service (or he is reemployed prior to such occurrence but does not make the repayment provided for in Section 8.04) --

    (i) separate Employer Contribution Accounts will be maintained to reflect the Member's pre-
break and post-break account balances; and

    (ii) all Years of Service after such Breaks in Service will be disregarded for the purposes of vesting the pre-break account balance, but both pre-break and post-break Years of Service will count for purposes of vesting the account balance that accrues after such break.

                                      ARTICLE 3

                                    PARTICIPATION


3.01  ELIGIBILITY TO PARTICIPATE.

Each Eligible Employee who is employed by a Participating Employer shall be eligible to participate in the Plan if he is credited with a Year of Service during an Eligibility Computation Period.

3.02  COMMENCEMENT OF PARTICIPATION.

Each Eligible Employee who meets the requirement of Section 3.01 shall become a Member in the Plan commencing as of the first Entry Date coinciding with or next following his completion of such requirements.

3.03  BREAK IN SERVICE BEFORE PARTICIPATION.

If an Eligible Employee incurs a Break in Service before he becomes eligible to participate in the Plan and he later is reemployed, he shall be treated as a new Employee at the time of his reemployment for purposes of the participation requirements.

3.04  BREAK IN SERVICE AFTER PARTICIPATION.

If an Eligible Employee incurs a Break in Service after he becomes a Member and he later is reemployed, he shall again become a Member in the Plan commencing on his Employment Recommencement Date.

3.05  CESSATION OF PARTICIPATION.

An individual will cease to be eligible to participate in the Plan with respect to Employer Contributions and Voluntary Contributions as of the date (a) he ceases to be an Eligible Employee or (b) termination of employment. After such date, he shall continue to be a Member only with respect to the allocation of earnings, losses and expenses made in accordance with Article 6 until the balance credited to his Account is distributed.

                                      ARTICLE 4

                                    CONTRIBUTIONS


4.01  EMPLOYER CONTRIBUTIONS.

(a) For each Plan Year, a Participating Employer may make Employer Contributions to the Trust Fund in such amount as may be determined by the Administrative Committee in its sole discretion.

(b) Employer Contributions shall be allocated to the Employer Contribution Account on behalf of each Member who: (i) is actively employed by a Participating Employer on the last day of the Plan Year and (ii) has been credited with at least 1,000 Hours of Service during the Plan Year. Notwithstanding the foregoing requirements, contributions also shall be made on behalf of Members whose employment was terminated during the Plan Year after attaining age 65 or whose employment was terminated by reason of death or Total Disability.

(c) The amount of the Employer Contribution to be allocated to each eligible Member's Account for a Plan Year shall be equal to the ratio that such Member's Compensation for the Plan Year bears to the Compensation for all eligible Members for the Plan Year.

(d) Employer Contributions made on behalf of any Member shall be subject to the limitations set forth in Article 5.

(e) Employer Contributions shall be paid by a Participating Employer in cash or other property to the Trust Fund not later than the due date (including extensions) prescribed by law for filing the Participating Employer's federal income tax return for the Participating Employer's taxable year for which the Employer Contributions are claimed as an income tax deduction.

4.02  VOLUNTARY CONTRIBUTIONS.

(A) A Member may make voluntary non-deductible contributions to the Plan by payroll deduction, lump sum cash payment, or both. In no event shall a Member's Voluntary Contributions for any Plan Year exceed 10% of his Compensation for such Plan Year.

(B) A Member's election to make Voluntary Contributions, or to change or suspend such Contributions, shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Administrative Committee.

(C) Voluntary Contributions shall be transferred by a Participating Employer to the Trust Fund as soon as practicable, but in no event later than 90 days after the day on which a Member's Compensation has been reduced with respect to such contribution.

(D) Voluntary Contributions shall be subject to the limitations set forth in
    Article 5. The Administrative Committee may reject, amend or revoke the election of any Member at any time if the Administrative Committee determines that such change or revocation is necessary to insure that the limitations of Article 5 are not exceeded.

                                      ARTICLE 5

                             LIMITATIONS ON CONTRIBUTIONS


5.01  DEFINITIONS.

The following definitions shall apply for purposes of this Article 5:

(A) "ANNUAL ADDITION" means, effective for Plan Years beginning after December 31, 1986, the sum of the following amounts allocated to a Member's Account during the Limitation Year:

    (i)   employer contributions,

    (ii)  employee contributions,

    (iii) forfeitures, and

    (iv)  amounts described in Sections 415(1)(1) and 419(A)(d)(2) of the Code.

    The amount of a Member's Annual Additions shall be determined without regard to the limitations set forth in Section 5.02.

(B) "415 COMPENSATION" means wages as defined in Section 3401(a) of the Code and all other payments of compensation to an employee by his employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code.

    The maximum amount of 415 Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect as of the beginning of the Plan Year.

(C) "HIGHLY COMPENSATED EMPLOYEE" means, with respect to any Plan Year beginning after December 31, 1986,

    (i)   any Employee who at any time during the Look-back Year:

          (A) received 415 Compensation in excess of the dollar limitation contained in Section 414(q)(1)(B) of the Code in effect at the beginning of such year;

          (B) received 415 Compensation in excess of the dollar limitation contained in Section 414(q)(1)(C) of the Code in effect at the beginning of such year and was a member of the top-paid 20 percent (20%) of Employees during such year;

         (C) was an officer of the Company or any Affiliated Company and received 415 Compensation during such year greater than 50 percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code at the beginning of such year; or

         (D)  was a 5-percent owner.

     (ii) The term Highly Compensated Employee also means, with respect to any Plan Year, any Employee who, at any time during such Plan Year, (A) is one of the 100 employees who received the most compensation from the Company or any Affiliated Company during the Plan Year, or (B) is a 5-percent owner.

    (iii) A family member of a Highly Compensated Employee, or former Highly Compensated Employee, shall be treated as a Highly Compensated Employee to the extent required by Section 414(q) of the Code and the regulations thereunder.

     (iv) The Look-back Year shall be the 12-consecutive month period immediately preceding the Plan Year; provided, however, that the Administrative Committee may elect for any Plan Year to make the Look-back Year calculation on the basis of the calendar year ending with or within such Plan Year in accordance with Section 1.414(q)-1T Q&A-14 of the Income Tax Regulations.

     (v) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

(d)  "LIMITATION YEAR" means the Plan Year.

(e) "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee who is neither a Highly Compensated Employee nor a "Family Member" (within the meaning of Section 414(q)(6)(B) of the Code).

5.02 LIMITATIONS ON VOLUNTARY CONTRIBUTIONS APPLICABLE TO HIGHLY COMPENSATED EMPLOYEES.

(a) Effective for Plan Years beginning after December 31, 1986, the Actual Contribution Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

     (i) the Actual Contribution Percentage of the Members who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

     (ii) the Actual Contribution Percentage for Members who are Non-highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Actual Contribution Percentage for Members who are Highly Compensated Employees does not exceed the

            Actual Contribution Percentage for Members who are Non-highly Compensated Employees by more than 2 percentage points.

(b) "ACTUAL CONTRIBUTION PERCENTAGE" means, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each participant in such group) of (i) the amount of Voluntary Contributions actually paid over to the trust on behalf of such Member for the Plan Year to (ii) the Member's 415 Compensation for such Plan Year (whether or not the Employee was a Member for the entire Plan Year).

5.03  CORRECTION OF EXCESS VOLUNTARY CONTRIBUTIONS.

In the event that the limitations set forth in Section 5.02 are exceeded for any Plan Year, excess Voluntary Contributions with respect to a Plan Year, plus any income or minus any loss allocable thereto, shall be distributed to Members on whose behalf such excess contributions were made. The amount of a Member's excess Voluntary Contributions shall be determined in accordance with Section 401(m)(6) of the Code and the regulations thereunder. Such distribution shall be made no later than the last day of the following Plan Year.

5.04  LIMITATIONS ON CONTRIBUTIONS APPLICABLE TO ALL MEMBERS.

(a) In no event shall the Annual Addition to a Member's Account for any Limitation Year exceed the lesser of:

     (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year), or

     (ii)   25% of the Member's 415 Compensation for the Limitation Year.

(B) If a Member also is covered under another defined contribution plan, a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(l)(2) of the Code), maintained by an Employer, then the Annual Addition which may be credited to a Member's Account under paragraph (a) above for any Limitation Year shall be reduced by the Annual Additions credited to the Member's account under such other plans and welfare benefit funds for the same limitation year.

(c) If a Member also participates, or has previously participated, in one or more defined benefit plans (as defined in Section 414(j) of the Code) maintained by an Employer, then in no event shall the sum of the Member's Defined Contribution Fraction (as defined in Section 415(e)(3) of the Code) and the Member's Defined Benefit Fraction (as defined in Section 415(e)(2) of the Code) for such Member exceed 1.0 in any Limitation Year. If such limitation is exceeded, then such Member's Annual Addition to this Plan shall be reduced to the extent necessary so that such fraction does not exceed 1.0, but only if the defined benefit plan in which the Member is participating does not permit a reduction of the Member's benefit thereunder that would reduce such fraction to 1.0.

(d) Solely for purposes of this Section 5.04, the term "Employer" means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code as modified by Section 414(h)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

5.05  REDUCTION OF EXCESS ANNUAL ADDITIONS.

In the event that the Annual Addition credited to a Member's Account exceeds the limitations contained in Section 5.04 of the Plan in any Limitation Year, then such excess Annual Addition shall be reduced as follows:

(a) First, the amount of his Voluntary Contributions shall be reduced to the extent that such reduction results in a reduction of the amount by which a Member's Annual Addition exceeds such limitations.

(b) Second, the amount of his Employer Contributions shall be reduced to the extent that such reduction results in a reduction of the amount by which a Member's Annual Addition exceeds such limitations.

Any reduction of Employer Contributions shall be held unallocated in a suspense account and applied to reduce employer contributions in succeeding Plan Years in accordance with Section 8.05.

Notwithstanding anything contained herein or in the Trust Agreement to the contrary, if the Plan is terminated while there remains a balance in any suspense account, such amounts shall be paid to the Participating Employer which contributed said amounts.

5.06  DEDUCTION LIMITATION APPLICABLE TO EMPLOYER CONTRIBUTIONS.

In no event shall the amount of Employer Contributions for any Plan Year exceed the amount deductible with respect to such Plan Year under Section 404 of the Code.

                                      ARTICLE 6

                                  MEMBERS' ACCOUNTS


6.01  SEPARATE ACCOUNTS.

An Account in the Trust Fund shall be established and maintained for each Member. The records of each such Account shall reflect the manner in which each Account is invested and the value of such investments, any withdrawals by or distributions to the Member or other persons, any charges or credits made to such Account, and such other information as the Administrative Committee or the Trustee may deem appropriate.

6.02  CONTRIBUTIONS TO ACCOUNT.

All contributions made by the Employer on behalf of a Member or made by a Member on his own behalf, shall be paid to the Trustee and shall be allocated to the Member's Account in accordance with the provisions of this Plan.

6.03  VALUATION OF ACCOUNTS.

The value of each Member's Account shall be determined as of each Valuation Date, at which time the Administrative Committee shall adjust the balance of each Member's Account to reflect any of the following which have occurred since the last Valuation Date:

(a) contributions, withdrawals, distributions and other charges or credits attributable to the Member's Account;

(b) the net earnings, gains, losses and expenses and any appreciation or depreciation in market value of the Investment Funds selected by the Member for investment of his Account; and

(c) with respect to any amounts credited to the Member's Account which are not invested in any of the Investment Funds, the net increase or decrease, as the case may be, in the value of the Trust Fund due to investment earnings, gains or losses and any expenses of the Trust Fund, which adjustment shall be made in the same proportion that the balance in the Member's Account as of the last Valuation Date (reduced by any withdrawals, distributions or transfers from such Account since the last Valuation Date and by the principal amount of all outstanding loans to such Member) bore to the total balance of all Members' Accounts (as so reduced) as of such last Valuation Date.

6.04  SEGREGATED ACCOUNTS.

The Administrative Committee may direct the Trustee to establish a segregated account and to transfer to such segregated account the balance of the Account of any Member who pursuant to Article 11 has elected to defer distribution or to receive distribution in installments. The Trustee shall invest such segregated accounts in such Investment Fund(s) or other investment vehicles as may be selected by the Administrative Committee.

                                      ARTICLE 7

                        TRUST FUND AND INVESTMENT OF ACCOUNTS


7.01  TRUST FUND AND TRUSTEE.

The Administrative Committee may enter into a Trust Agreement or Agreements with a Trustee or Trustees to establish a Trust Fund under the Plan. Any Trust Agreement is designated as, and shall constitute, a part of this Plan and all rights which may accrue to any person under the Plan shall be subject to the terms and conditions of such Trust Agreement. The Administrative Committee may modify the Trust Agreement from time to time to accomplish the purposes of the Plan.

7.02  INVESTMENT FUNDS.

(a) The Administrative Committee shall select such investment vehicles as it determines appropriate to meet the requirements of Section 404(c) of ERISA and the regulations thereunder relating to the investment of Members' Accounts at the direction of the Members. Such investment vehicles may include mutual funds from the Value Line family of funds. The Administrative Committee may select such additional investment vehicles as it determines appropriate for the investment of Members' Accounts.

(b) The Administrative Committee may prescribe such rules and restrictions on the investment of Members' Accounts in any such investment vehicle as it deems appropriate.

(c) In the event that the fees of any investment manager or investment advisor are attributable to a particular investment vehicle, the Administrative Committee may, in its discretion, determine how such expenses shall be allocated among Members' Accounts.

7.03  INVESTMENT DIRECTION.

(a) The Administrative Committee, or its designees, shall provide Members with such information and materials with respect to the Investment Funds as may be required by Section 404(c) of ERISA.

(b) A Member shall have the right to direct the Administrative Committee to invest his Account in any of the Investment Funds designated for participant investment in accordance with Section 7.02 of the Plan. A Member's investment direction (or any change in his investment direction) shall be made in the manner and in such form as the Administrative Committee shall direct.

(c) A Member's investment election (or any change in his investment election) shall be made in increments of 5 percent.

(d) A Member's investment election shall remain in effect until the Member properly files a change of election with the Administrative Committee.

(e) In the event that any Member shall not have directed the investment of all or a portion of the balance in his account at any time, the Member shall be deemed to have directed that such balance be invested in the Value Line Cash Fund and such assets shall remain in such Investment Fund until such time as the Member directs otherwise.

(f) A Member may change his investment election with respect to existing investments, new contributions, or both, effective as of the first day following a quarterly Valuation Date. Such change must be made in writing or in accordance with such other methods as may be established by the Administrative Committee in accordance with the requirements of Section 404(c) of ERISA.

                                      ARTICLE 8

                                VESTING AND FORFEITURE


8.01  VOLUNTARY CONTRIBUTION ACCOUNT.

A Member's interest in his Voluntary Contribution Account and Rollover Contribution Account, if any, shall be fully vested and nonforfeitable at all times.

8.02  EMPLOYER CONTRIBUTION ACCOUNT.

(a) Upon a Member's Total Disability, death, or attainment of his Normal Retirement Age while an Employee, his interest in his Employer Contribution Account shall be fully vested and nonforfeitable.

(b) If a Member terminates employment before attaining his Normal Retirement Age for any reason other than Total Disability or death, his vested interest in his Employer Contribution Account shall be determined in accordance with the following schedule:


            COMPLETED YEARS OF SERVICE            VESTED INTEREST

                    Less than 3                          0%
                         3                              20%
                         4                              40%
                         5                              60%
                         6                              80%
                     7 or more                         100%

8.03  FORFEITURE.

If an Employee terminates employment and receives (or is deemed to receive) a distribution of his entire vested account balance, then the nonvested portion of his Employer Contribution Account will be treated as a forfeiture. For purposes of this Section 8.03, if the value of a Member's vested account balance is zero, then such Member shall be deemed to have received a distribution of his entire vested account balance as of the date of his termination of employment.

8.04  RESTORATION OF FORFEITURES.

(a) In the case of a Member who received a distribution of his entire vested account balance under the Plan and who again becomes an Eligible Employee, then the amount forfeited pursuant to Section 8.03 shall be restored if the Eligible Employee repays the full amount of the distribution before the earlier of:

     (i) 5 years after the first date on which the Member is subsequently reemployed; or

     (ii) the date the Member incurs 5 consecutive Breaks in Service following the date of the distribution.

(b) In the case of a Member who is deemed to have received a distribution of his entire vested interest under the Plan and who again becomes an Eligible Employee, then the amount forfeited pursuant to Section 8.03 shall be restored if the Member again becomes an Eligible Employee before the date on which he incurs 5 consecutive Breaks in Service.

(c) A Member who is reemployed after the occurrence of 5 consecutive Breaks in Service shall not have any restoration rights with respect to the previously forfeited balance in his Employer Contribution Account.

8.05  APPLICATION OF FORFEITURES.

(a) Forfeitures of Employer Contributions shall be used to pay Plan expenses or to reduce the amount of Employer Contributions which are to be made by the Employer for the following Plan Year.

(b) If an amount must be restored to a reemployed Member's Employer Contribution Account in accordance with Section 8.04, such restoration shall be made, as directed by the Administrative Committee, from forfeitures attributable to, or net income of the Trust which would otherwise be allocated to Members employed by such Participating Employer, and/or from a contribution made by such Participating Employer for that purpose.

8.06  CHANGE IN VESTING SCHEDULE.

If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the calculation of a Member's vested interest in his Employer Contribution Account, or if the Plan is deemed amended by an automatic change to or from the top-heavy vesting schedule, each Member with at least 3 Years of Service may elect to have his vested interest calculated under the Plan without regard to such amendment or change. A Member's election under this section must be made during the period beginning with the date the amendment is adopted or deemed to be made and ending on the latest of:

(a)  60 days after the amendment is adopted;

(b)  60 days after the amendment becomes effective; or

(c) 60 days after the Member is issued written notice of the amendment by the Administrative Committee.

                                      ARTICLE 9

                                   LOANS TO MEMBERS


9.01  GENERAL.

The Administrative Committee shall prescribe the terms and conditions for making loans to Members from their Accounts consistent with the provisions of this Article and the prohibited transaction exemption requirements of the Code and ERISA and other applicable law.

9.02  ELIGIBILITY FOR LOAN.

A Member who meets the following requirements shall be eligible to receive a loan from the Plan:

(a) The Member must be actively employed by a Participating Employer and must have completed at least 5 Years of Service.

(b) The Member must establish to the satisfaction of the Administrative Committee that a loan is needed to meet an immediate and heavy financial need caused by a serious illness, accident, or catastrophe incurred by

     (i)    the Member, or

     (ii) any of the following individuals if the individual received over one-half of their support from the Member for the entire twelve month-period prior to the date on which such loan is requested:

            (A)     the Member's spouse, if living with the Member,

            (B) the Member's sons and daughters, both natural and legally adopted,

            (C)     the Member's parents or grandparents, or

            (D) the Member's brothers or sisters, provided that their principal place of residence prior to the date that the loan is requested is the Member's household.

     Such immediate and heavy financial need also may include the need to pay tuition and related educational fees for the next 12 months of post-secondary education for the Member's children.

     The Member must demonstrate that such need cannot be met by other reasonably available financial resources of the Member. The Administrative Committee may require such assurances and certifications as it may deem necessary to determine whether the Member has an immediate and heavy financial need.

9.03  MAXIMUM LOAN AMOUNT.

In no event shall any loan made pursuant to this Article 9 be in an amount which would cause the outstanding aggregate balance of all loans made to the Member under this Plan and all other qualified plans maintained by the Company or any Affiliated Company to exceed the lesser of (a) or (b):

(a)  $50,000 reduced by the excess (if any) of

     (i) the highest outstanding balance of loans from the Plan to the Member during the one-year period ending on the day before the date the loan is made, over

     (ii) the outstanding balance of loans from the Plan to the Member on the date the loan is made; or

(b) 50% of the current balance of the vested portion of the Member's Employer Contribution Account, determined as of the most recent Valuation Date occurring prior to the date on which the loan is made.

9.04  LOAN TERMS.

Loans shall be made to Members in accordance with the following terms:

(a)  A loan to a Member shall be evidenced by the Member's recourse promissory note in the form prescribed by the Administrative Committee.

(b)  The period for repayment of a loan shall not exceed 5 years.

(c) The annual interest rate on loans will be One Percent Plus the Prime Lending Rate stated in the Money Rates section of THE WALL STREET JOURNAL on the first business day of the month in which the loan application is approved by the Administrative Committee.

(d) Loan repayments on principal and interest shall be amortized in level payments payable each payroll period over the term of the loan; provided, that a Member who is on an approved leave of absence shall continue to repay the loan through monthly payments of principal and interest due on the first day of each calendar month in United States currency unless the Administrative Committee determines, in its sole discretion, that repayments may be made quarterly if extreme adverse circumstances apply.

9.05  COLLATERAL.

Notwithstanding anything to the contrary in Section 16.03, a Member who accepts a Plan loan shall be deemed to have assigned to the Trustee, as security for the loan, all of his right, title and interest in the Plan. The Administrative Committee may require such additional security for the loan as it deems necessary or prudent.

9.06  TREATMENT OF LOAN PAYMENTS.

A loan shall be considered to be an investment of the Trust Fund. Any payment to the Plan of interest on a loan to a Member, as well as repayments of loan principal, shall be credited to the Member's Account and shall be accounted for as investment earnings or return of principal, as the case may be, on that Account.

9.07  DEFAULT.

(a) If not paid as and when due, in addition to any other remedies permitted by law, any outstanding Plan loan (including interest accrued and unpaid thereon) to a Member may be charged against the Member's Employer Contribution Account. The outstanding loan balance shall be treated as repaid to the extent of such charge.

(b) The Administrative Committee shall charge the unpaid loan balance against the Member's Employer Contribution Account whether or not the Member has attained age 59-1/2 or terminated employment, and whether or not such charge is on account of any financial hardship of the Member.

9.08  TERMINATION OF EMPLOYMENT.

The unpaid balance of a loan shall immediately become payable in full upon a Member's termination of employment.

                                      ARTICLE 10

                        WITHDRAWALS OF VOLUNTARY CONTRIBUTIONS
                          PRIOR TO TERMINATION OF EMPLOYMENT


10.01  WITHDRAWALS OF VOLUNTARY CONTRIBUTIONS.

A Member may, in the form and manner and at such times as may be prescribed by the Administrative Committee, direct payment to himself of part or all of the balance of his Voluntary Contribution Account or Rollover Contribution Account, if any.

10.02  GENERAL RULES APPLYING TO WITHDRAWALS OF VOLUNTARY CONTRIBUTIONS.

The following rules shall apply to withdrawals made under this Article 10:

(a) In the case of a married Member who became a participant in the Plan prior to May 1, 1995, no payment shall be made to such Member without the written consent of the Member's spouse. Any written consent required of a Member's spouse shall acknowledge the effect of the consent and shall be witnessed by a representative designated by the Administrative Committee or a notary public. The consent of a spouse shall not be required if the Administrative Committee determines that the spouse cannot be located or that the Code and ERISA otherwise do not require such consent.

(b) Distribution of any withdrawal under this Article shall be made as soon as practicable following the next Valuation Date selected by the Administrative Committee for effecting such payment, unless the Administrative Committee, in its sole discretion, elects to make payment earlier.

(c) A Member may not make a withdrawal from his Account more often than once in any Plan Year or at such other times as may be permitted pursuant to uniform rules prescribed by the Administrative Committee.

(d) Any withdrawal made under this Article 10 shall be at least in the amount of $1,000, or, if smaller, the balance credited to the Member's Voluntary Contributions Account.

                                      ARTICLE 11

                    DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT


11.01  TERMINATION OF EMPLOYMENT PRIOR TO NORMAL RETIREMENT AGE.

In the event a Member's employment with the Company or an Affiliated Company terminates before the Member attains his Normal Retirement Age for any reason other than death, he shall be entitled to receive a distribution of the vested balance in his Account as of the Valuation Date coincident with or next following his termination of employment.

(a) If the vested balance of the Member's Account does not exceed $3,500, distribution shall be made as soon as practicable following the earlier of:

       (i) the date on which the Administrative Committee receives a properly completed distribution election form; or

       (ii) the expiration of the 90-day period beginning on the date on which the Administrative Committee provides the notice required by Section 402(f) of the Code to the Member.

(b) If the vested balance of a Member's Account exceeds $3,500, no distribution will be made without the prior written consent of the Member. If such consent is not given, distribution shall be made as soon as practicable following the earlier of:

       (i) the date on which the Administrative Committee receives a properly completed distribution election form; or

       (ii) the later of the Member's attainment of his Normal Retirement Age or the expiration of the 90-day period beginning on the date on which the Administrative Committee provides the notices required by Section 402(f) of the Code and Section 1.411(a)-11(c) of the Income Tax Regulations to the Member.

11.02  TERMINATION OF EMPLOYMENT AT OR AFTER NORMAL RETIREMENT AGE.

In the event a Member's employment with the Company or an Affiliated Company terminates at or after the Member attains his Normal Retirement Age for any reason other than death, he shall be entitled to receive a distribution of the balance in his Account as of the Valuation Date coincident with or next following his termination of employment. Distribution shall be made as soon as practicable following the earlier of:

(a) the date on which the Administrative Committee receives a properly completed distribution election form; or

(b) the expiration of the 90-day period beginning on the date on which the Administrative Committee provides the notices required by Section 402(f) of the Code and Section 1.411(a)-11(c) of the Income Tax Regulations to the Member.

11.03  DEATH.

(a) In the event a Member dies before payment of his Account begins, his Beneficiary (as determined in accordance with Section 11.08 below) shall be entitled to receive distribution of the Account as of the Valuation Date coincident with or next following his death. Distribution shall be made as soon as practicable following the earlier of:

       (i) the date on which the Administrative Committee receives a properly completed distribution election form; or

       (ii) the expiration of the 90-day period beginning on the date on which the Administrative Committee provides the notices required by Section 402(f) of the Code and Section 1.411(a)-11(c) of the Income Tax Regulations to the designated Beneficiary.

(b) Notwithstanding paragraph (a), in no event shall distribution of the Account begin later than:

       (i) if (A) the designated Beneficiary is the Member's spouse and (B) the balance of the Member's Account exceeds $3,500, the date on which the Member would have attained age 70-1/2; or

       (ii)   in any other case, one year after the Member's death.

11.04 FORM OF PAYMENT FOLLOWING TERMINATION OF EMPLOYMENT - MEMBERS WITH HIRE DATES PRIOR TO MAY 1, 1995.

In the case of a Member whose Employment Commencement Date occurred prior to May 1, 1995, the form of payment of such Member's Account following the Member's termination of employment shall be determined in accordance with the following rules:

(a) If the vested balance of a Member's Account as of the Valuation Date coinciding with or next following the date of the Member's termination of employment is $3,500 or less, his Account will be distributed in a single lump sum payment.

(b) If the vested balance of a Member's Account exceeds $3,500, the balance credited to the Member's Account will be distributed in accordance with the following rules:

       (i) If the Member is married on the Member's Benefit Commencement Date, the Member's Account will be distributed in the form of a joint and survivor annuity which provides an annuity for the life of the Member with a survivor annuity for the life of his spouse which is equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Member and his spouse, and which is purchased from an insurance company with the vested balance credited to the

              Member's Account. A Member and his spouse may elect in accordance with the requirements set forth in Section 11.09 to waive the joint and survivor annuity requirements and elect another form of payment described in subparagraph (ii) below.

       (ii) If the Member is not described in subparagraph (i) above or the Member and his spouse elect to waive the joint and survivor annuity form of payment, the vested balance credited to the Member's Account will be distributed by any of the following methods:

              (A)    in a single lump sum;

              (B) in substantially equal annual or more frequent installments over a term not to exceed 15 years as specified by the Member; provided, however, that in no event may the term selected by the Member extend beyond the life expectancy of the Member or the joint and last survivor expectancy of the Member and his designated Beneficiary; or

              (C) in the form of an annuity; provided, however, that the annuity may not provide for payments over a period extending beyond either the life of the Member (or the lives of the Member and his designated Beneficiary) or the life expectancy of the Member (or the joint life expectancy of the Member and his designated Beneficiary).

11.05  FORM OF PAYMENT OF DEATH BENEFITS.

In the case of a Member's death before payment of his Account has commenced, his Account shall be distributed to his Beneficiary in a single lump sum payment.

11.06  FORM OF PAYMENT - MEMBERS WITH HIRE DATES ON OR AFTER MAY 1, 1995.

In the case of a Member whose Employment Commencement Date occurs on or after May 1, 1995, such Member's Account shall be distributed to the Member or his Beneficiary in a single lump sum payment.

11.07  DIRECT TRANSFER OF ELIGIBLE ROLLOVER DISTRIBUTION.

Effective for distributions made after December 31, 1992, a Member or a designated Beneficiary who is the Member's spouse may elect to have all or any portion of his Account which is eligible for rollover distribution under Section 402(c) of the Code transferred directly to an eligible retirement plan (as defined in Section 401(a)(31) of the Code).

11.08  BENEFICIARY DESIGNATION.

(a) Each Member may designate, in the form and manner prescribed by the Administrative Committee, one or more persons as the Beneficiary of his Account; provided, however, that if the Member is survived by a spouse, such spouse shall be the Member's sole Beneficiary unless the spouse consents, in writing, to the Member's designation of one or more other persons to be the Beneficiary of all or a portion of the Member's Account. Any Beneficiary designation made by a Member may be changed or revoked by the Member at any time or from time to time during his lifetime; provided, however, that any such change or revocation shall not reduce the portion of the Account payable to his spouse without the written consent of the spouse. Any written consent required of a Member's spouse shall acknowledge the effect of the consent and shall be witnessed by a representative designated by the Administrative Committee or a notary public. The consent of a spouse shall not be required if the Administrative Committee determines that the spouse cannot be located or that the Code and ERISA otherwise do not require such consent.

(b) If no Beneficiary is designated or survives the Member, the balance of his Account shall be paid to his issue per stirpes; provided, that if there is no surviving issue, the Account shall be paid to his estate.

11.09  MARRIED MEMBERS - WAIVER OF JOINT AND SURVIVOR ANNUITY PAYMENTS.

A Member and his spouse may elect to waive the joint and survivor annuity form of payment described in Section 11.04(b)(i) above and have the Member's Account distributed in another form of payment in accordance with the following rules:

(a) An election may be made at any time during the 90-day period prior to the Member's Benefit Commencement Date. A Member may revoke a prior election to waive the normal form of payment without the consent of the spouse at any time before the Benefit Commencement Date.

(b) Any election to waive the normal form of payment shall not be effective unless: (i) the Member's spouse consents in writing to the election;
       (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Member without any further spousal consent); (iii) the spouse's consent acknowledges the effect of the election; and (iv) the spouse's consent is witnessed by a notary public. Additionally, a Member's waiver of the joint and survivor annuity form of payment shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Member without any further spousal consent). Spousal consent shall not be required if the Member establishes to the satisfaction of the Administrative Committee that there is no spouse or that the spouse cannot be located.

(c) Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse can not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Member without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Member has received notice as provided in subparagraph (iv) below.

(d) No less than 30 days and no more than 90 days prior to a Member's Benefit Commencement Date, the Administrative Committee shall furnish to such Member a written explanation of: (i) the terms and conditions of the normal form of payment; (ii) the Member's right to make and the effect of an election to waive the normal form of payment; (iii) the rights of a Member's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the joint and survivor annuity form of payment.

11.10  RULES APPLYING TO INSTALLMENT DISTRIBUTIONS.

(a) If a Member elects to have his Account distributed in installments, the amount to be so distributed each year must be at least equal to the quotient obtained by dividing the Member's benefit by the life expectancy of the Member and his Beneficiary. Life expectancy and joint and last survivor expectancy shall be computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations.
       For purposes of this computation, a Member's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a Beneficiary, other than the Member's spouse, may not be recalculated. If the Member's spouse is not the Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Member.

(b) In the event a Member dies after the commencement of the payment of benefits under the Plan, the remaining portion of such benefits will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

(c) The Administrative Committee may establish rules permitting a Member or Beneficiary who is receiving payment of benefits in installments to elect to have the balance of the benefits distributed in a single lump sum payment.

11.11  MANDATORY DISTRIBUTION.

Notwithstanding any other Plan provision, benefit payments to a Member or Beneficiary shall commence no later than April 1 of the calendar year following the calendar year in which the Member or Beneficiary attains age 70-1/2.

                                      ARTICLE 12

                                    ADMINISTRATION


12.01  PLAN ADMINISTRATOR.

The Company shall be the "Administrator" of the Plan within the meaning of
Section 3(16)(A) of ERISA and the "Named Fiduciary" for purposes of Section 402(a)(2) of ERISA. Such duties shall be performed on behalf of the Company by a committee which shall consist of the Chairman of the Board of Directors and such other individuals as may be appointed by the Board of Directors.

12.02  ADMINISTRATIVE COMMITTEE'S AUTHORITY AND POWERS.

(a) The Administrative Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Administrative Committee shall have the following powers and duties:

       (i) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

       (ii) To interpret the Plan, its interpretation thereof to be final and conclusive on all persons claiming benefits under the Plan;

       (iii) To decide all questions concerning the Plan, including the eligibility of any person to participate in the Plan and the status and rights of any Participant or Beneficiary under the Plan; and

       (iv)   To exercise all other powers specified in the Plan.

(b) The Administrative Committee may adopt such rules for the conduct of its affairs as it deems appropriate.

12.03  DELEGATION OF DUTIES AND EMPLOYMENT OF AGENTS.

The Administrative Committee may delegate such of its duties and may appoint such accountants, actuaries, legal counsel, investment advisors, investment managers, claims administrators, specialists and other persons as the Administrative Committee deems appropriate in connection with administering the Plan. The Administrative Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in reliance upon any opinions or reports furnished them by any such experts or other persons.

12.04  EXPENSES.

All expenses incurred in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any person who shall be employed by the Administrative Committee pursuant to Section 12.03, shall be paid from the Trust Fund unless paid separately by the Participating Employers.

12.05  COMPENSATION.

No member of the Administrative Committee who is a full-time employee of a Participating Employer shall receive any compensation for his services as member of the Administrative Committee. Any expenses of the Administrative Committee shall be paid from the Trust Fund, unless paid by the Participating Employers.

12.06  EXERCISE OF DISCRETION.

Any person with any discretionary power in the administration of the Plan shall exercise such discretion in a nondiscriminatory manner and shall discharge his duties with respect to the Plan in a manner consistent with the provisions of the Plan and with the standards of fiduciary conduct contained in Title I, Part 4, of ERISA.

12.07  FIDUCIARY LIABILITY.

In administering the Plan, neither the Administrative Committee nor any member of the Administrative Committee nor any person to whom the Administrative Committee delegates any duty or power in connection with administering the Plan shall be liable, except in the case of his own willful misconduct, for:

(a)    any action or failure to act,

(b)    the payment of any amount under the Plan,

(c)    any mistake of judgment made by him or on his behalf, or

(d) any omission or wrongdoing of any member of the Administrative Committee. No member of the Administrative Committee shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his behalf as a member of the Administrative Committee.

12.08  INDEMNIFICATION BY PARTICIPATING EMPLOYERS.

To the extent not compensated by insurance or otherwise, the Participating Employers shall indemnify and hold harmless each person and each member of the Administrative Committee, and each employee of a Participating Employer designated by the Administrative Committee to carry out fiduciary responsibility with respect to the Plan from any and all claims, losses, damages, expenses (including reasonable counsel fees approved by the Company) and liabilities (including any amount paid in settlement with the approval of the Company), arising from any act or omission of such member, except where the same is judicially determined to be due to willful misconduct of such member or employee. Anything herein to the contrary notwithstanding, no assets of the Plan may be used for any such indemnification.

12.09  PLAN PARTICIPATION BY FIDUCIARIES.

No person who is a fiduciary with respect to the Plan shall be precluded from being a Participant therein upon satisfying the requirements for eligibility.

12.10  MISSING PERSONS.

If the Administrative Committee is unable to locate a Participant or Beneficiary within five (5) years after an Account becomes payable, the Administrative Committee shall mail notice by registered mail to the last known address of such person outlining the following action to be taken unless such person makes written reply to the Administrative Committee within sixty (60) days from the mailing of such notice: the Administrative Committee shall direct that the amount of such Account shall be treated as a forfeiture for the current Plan Year; provided, however, that in the event of the subsequent reappearance of such Participant or Beneficiary prior to the termination of the Plan, such forfeiture shall be restored to such Account.

12.11  CLAIMS PROCEDURE.

All claims for benefits under the Plan by a Participant or his Beneficiary with respect to benefits not received by such person shall be made in writing to the Administrative Committee, which shall review such claims. If the Administrative Committee believes that a claim should be denied, it shall notify the claimant in writing of the denial within ninety (90) days after its receipt of the claim. Such notice shall:

(a) set forth the specific reasons for the denial, making reference to the pertinent provisions of the Plan or the Plan documents on which the denial is based;

(b) describe any additional material or information that should be received before the claim may be acted upon favorably, and explain why such material or information, if any, is needed; and

(c) inform the person making the claim of his right pursuant to this Section to request review of the decision by the Administrative Committee.

Any such person who believes that he has submitted all available and relevant information may appeal and denial of a claim to the Administrative Committee by submitting a written request for review to the Administrative Committee within sixty (60) days after the date on which such denial is received. Such period may be extended by the Administrative Committee for good cause. The person making the request for review may examine pertinent Plan documents. The request for review may discuss any issues relevant to the claim. The Administrative Committee shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Administrative Committee for up to an additional sixty (60) days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Administrative Committee's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or of the Plan documents on which the decision is based.

                                      ARTICLE 13

                          AMENDMENT AND TERMINATION OF PLAN


13.01  AMENDMENT.

The Company may at any time and from time to time amend the Plan by action of the Administrative Committee without the consent of any Trustee, any other Participating Employer, or any Member or Beneficiary.

Notwithstanding the foregoing:

(a) no amendment that materially affects the Trustee's duties shall be effective without the written consent of the Trustee;

(b) no amendment shall cause the Trust Fund to be used other than for the exclusive benefit of Members and their Beneficiaries; and

(c) no amendment shall eliminate or reduce a "Section 411(d)(6) Protected Benefit" within the meaning of Section 1.411(d)-4 of the Income Tax Regulations except to the extent permitted by Section 411(d)(6) of the Code and the regulations thereunder.

13.02  RIGHT TO TERMINATE PLAN.

The Company intends to maintain the Plan as a permanent tax-qualified retirement plan. Nevertheless, the Company reserves the right to terminate the Plan (in whole or in part) at any time and from time to time, by action of the Administrative Committee, without the consent of any Trustee, any other Participating Employer, or any Member or Beneficiary.

13.03  CONSEQUENCES OF TERMINATION.

(a) If the Plan is terminated in whole or in part, the interest of each Member affected by the termination in his Account will become fully vested and nonforfeitable as of the date of the termination.

(b) If the Plan is terminated in whole or in part, the Administrative Committee shall determine the date and manner of distribution of all Members' Accounts.

(c) The Administrative Committee shall give prompt notice to each Member (or, if deceased, his Beneficiary) affected by the Plan's complete or partial termination.

                                      ARTICLE 14

                        PARTICIPATION BY AFFILIATED COMPANIES


14.01  PARTICIPATION.

Subject to the consent of the Administrative Committee, an Affiliated Company may adopt the Plan and join in the Trust Fund created hereunder. Such Affiliated Company shall become a Participating Employer upon the filing with the Administrative Committee such duly executed documents as may be required by the Administrative Committee. The contributions which may be made by each Participating Employer, and the income therefrom, shall be held by the Trustee as a part of a single Trust Fund without allocation to any Participating Employer until the Administrative Committee shall notify the Trustee of the termination of the plan as to any Participating Employer pursuant to Section 14.03(c).

14.02  DELEGATION OF POWERS AND AUTHORITY.

A Participating Employer shall be deemed to appoint the Administrative Committee as its exclusive agent to exercise on its behalf all of the powers and authority conferred upon the Administrative Committee by the terms of the Plan including, but not by way of limitation, the power to amend and terminate the Plan and the Trust Fund created hereunder. The authority of the Administrative Committee to act as such agent shall continue with respect to all funds contributed by each Participating Employer and the income therefrom unless and until the amount of such funds and income has been distributed by the Trustee as provided in Section 14.03.

14.03  TERMINATION OF PARTICIPATION.

(a) The Administrative Committee shall notify the Trustee in writing of the termination of the Plan as to any Participating Employer, and the Trustee shall not accept any further contributions under the Plan from such Participating Employer and shall set aside in a separate account such part of the Trust Fund as the Administrative Committee shall, pursuant to paragraph (b), determine to be held for the benefit of eligible employees of the Participating Employer (and their beneficiaries), as of the last day of the Plan Year which is such Participating Employer's termination date under the Plan.

(b) The Administrative Committee shall give written directions to the Trustee with respect to the part of the assets of the Trust Fund segregated in a separate account pursuant to paragraph (a). Such directions shall specify the amount to be segregated and shall be in accordance with generally accepted accounting principles, and, to the maximum extent consistent with ERISA, the determination of the fair market value of the assets of the Trust Fund in the manner provided for in the Plan shall be conclusive for the purpose of such segregation.
       The Trustee shall follow such directions of the Administrative Committee which shall constitute a conclusive determination of the amount which should be segregated for the benefit of the eligible employees of such Participating Employer (and their beneficiaries).

(c) The Trust shall continue as to any Participating Employer, despite receipt by the Trustee of notice of termination of the Plan as to such Participating Employer, for such time as may be necessary to effect such termination. Upon receipt by the Trustee from the Administrative Committee of notice to terminate the Trust as to such Participating Employer, the Trustee shall, with reasonable promptness after receipt of such notice, arrange for the orderly distribution, in accordance with written instructions of the Administrative Committee which shall be given in conformity with the provisions of the Plan and ERISA, of the assets segregated with respect to such Participating Employer pursuant to this Article 14.

                                      ARTICLE 15

                              TOP-HEAVY PLAN PROVISIONS


15.01  APPLICABILITY.

If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this
Article 15 shall supersede any conflicting provisions of the Plan.

15.02  DEFINITIONS.

The following definitions shall apply for purposes of this Article 15:

(A) "DETERMINATION DATE" means (i) the last day of the preceding Plan Year, or
    (ii) in the case of the first Plan Year, the last day of such Plan Year.

(B) "EMPLOYER" means the Company and all Affiliated Companies.

(C) "KEY EMPLOYEE" means any Employee, or former Employee who is a Key Employee within the meaning of Section 416(i)(1) of the Code and the regulations thereunder.

(D) "PERMISSIVE AGGREGATION GROUP" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(E) "REQUIRED AGGREGATION GROUP" means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in clause (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(F) "SUPER TOP-HEAVY PLAN" means a Top-Heavy Plan with respect to which the Top-Heavy Ratio exceeds 90%.

(G) "TOP-HEAVY PLAN" means with respect to any Plan Year, this plan if any of the following conditions exist:

    (i) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

    (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or

    (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(H) "TOP-HEAVY RATIO" means as follows:

    (i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

    (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with clause (i) above, and the present value of accrued benefit under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with clause (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of any accrued benefit made in the five-year period ending on the Determination Date.

    (iii) For purposes of clauses (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one

              Hour of Service with any Employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

        The accrued benefits of a participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

15.03  VESTING REQUIREMENT AND SCHEDULE.

(A) For any Plan Year during which the Plan is a Top-Heavy Plan, the following Vesting Schedule shall apply to any Member who has been credited with an Hour of Service after the Plan initially became a Top-Heavy Plan:

          Years of Service       Vested Interest
          ----------------       ---------------

         Less than 2 years            0%
                2                    20%
                3                    40%
                4                    60%
                5                    80%
            6 or more               100%


(B) If the Plan ceases to be a Top-Heavy Plan, such change shall be considered to be an amendment of the vesting schedule which is subject to the election requirements in Section 8.06. In no event may a Member's vested interest be decreased as a result of a change in the Plan's status.

15.04  MINIMUM CONTRIBUTION.

(A) If a Member is a non-Key Employee on the last day of a Top-Heavy Plan Year, and is not a participant in any other plan maintained by a Participating Employer that provides him with such a minimum contribution or with a comparable minimum accrual, the total of the Employer contribution allocated to such Member's Account for such Top-Heavy Plan Year shall not be less than 3% of his Compensation for the Top-Heavy Plan Year, the Employer has no defined benefit plan which designates the Plan to satisfy
     Section 401(a)(4) or Section 410 of the Code and the highest percentage obtained by dividing the sum of the Employer contribution made for the benefit of each Key Employee by the Key Employee's

     Compensation for such Year is less than 3%, such highest percentage shall be substituted therefor in the preceding clause.

(B) In the event a Member who is a non-Key Employee is covered under both a defined contribution plan and a defined benefit plan maintained by a Participating Employer, notwithstanding anything herein to the contrary, the minimum contribution or benefit required by this Section 15.04 and by
     Section 416 of the Code shall be deemed satisfied if any one of the following rules are satisfied:

     (i) each such Member receives the defined benefit minimum as specified in Section 416(c)(1) of the Code;

     (ii) the defined benefit minimum (as defined in clause (i), above) is provided each such Member by the defined benefit plan and is offset by the benefits provided under the defined contribution plan;

     (iii) the defined contribution plan provides aggregate benefits at least comparable to those provided by the defined benefit plan; or

     (iv) if contributions and forfeitures under the defined contribution plan equal 5% of the Compensation for each Top-Heavy Plan.

15.05  COMPENSATION LIMITATION.

For any Plan Year in which the Plan is a Top-Heavy Plan, the compensation limitation described in Section 416(d) of the Code shall apply.

15.06  AGGREGATE LIMIT ON CONTRIBUTIONS AND BENEFITS FOR KEY EMPLOYEES.

If any one of the following occurs, then 1.0 shall be substituted for 1.25 in the denominators of the Defined Benefit Plan and Defined Contribution Plan Fractions used in computing the aggregate limitations set forth in Section 415 of the Code:

(A) A Key Employee participates in both a defined benefit plan and a defined contribution plan of a Participating Employer and the plans are Super Top-Heavy Plans.

(B) A Key Employee participates in both a defined benefit plan and a defined contribution plan of a Participating Employer and the plans are Top-Heavy Plans and an Extra Minimum Benefit or Extra Minimum Contribution is not provided for non-Key Employees.

For purposes of this section, Extra Minimum Benefit or Contribution shall mean 1% more than the standard minimum benefit or contribution required for non-Key Employees under Top-Heavy Plans as prescribed by Section 416(c) of the Code.

                                      ARTICLE 16

                                  GENERAL PROVISIONS


16.01  TRUST FUND SOLE SOURCE OF PAYMENTS FOR PLAN.

The Trust Fund shall be the sole source for the payment of all Members' Accounts, and the Plan's liability to make payment to any Member or Beneficiary shall be limited to the extent that the balance in such Member's Account is sufficient to make such payment. In no event shall assets of the Participating Employers be applied for the payment of Plan benefits.

16.02  EXCLUSIVE BENEFIT.

The Plan is established for the exclusive benefit of the Members and their Beneficiaries, and the Plan shall be administered in a manner consistent with the provisions of Section 401(a) of the Code and ERISA.

16.03  NON-ALIENATION.

Except as is permitted under Section 401(a)(13) of the Code in the case of a qualified domestic relations order (as defined in Section 414(p) of the Code) or in accordance with Article 10, no Member or Beneficiary shall have the right to alienate or assign his benefits under the Plan, and no Plan benefits shall be subject to attachment, execution, garnishment, or other legal or equitable process. If a Member or his Beneficiary attempts to alienate or assign his benefits under the Plan, or if his property or estate should be subject to attachment, execution, garnishment or other legal or equitable process, the Administrative Committee may direct the Trustee to distribute the Member's (or Beneficiary's) benefits under the Plan to members of his family, or may use or hold such benefits for his benefit or for the benefit of members of his family as the Administrative Committee deems appropriate under the circumstances.

16.04  QUALIFIED DOMESTIC RELATIONS ORDER.

(A) All rights and benefits, including elections, provided to a Member in this Plan shall be subject to the rights afforded to any alternate payee (as defined in Section 414(p)(8) of the Code) under a qualified domestic relations order (as defined in Section 414(p) of the Code).

(B) Notwithstanding anything in the Plan to the contrary, a distribution to an alternate payee shall be permitted if such distribution is authorized by the qualified domestic relations order without regard as to whether the affected Member is currently entitled to receive a distribution.

16.05  EMPLOYMENT RIGHTS.

A Participating Employer's right to discipline or discharge its Employees shall not be affected by reason of any of the provisions of the Plan.

16.06  RETURN OF CONTRIBUTIONS.

(A) Except as specifically provided in the Plan, under no circumstances shall any funds contributed to the Trust Fund or any assets of the Trust Fund ever revert to, or be used by, the Company or any Affiliated Company.

(B) Any contributions made by a Participating Employer may be returned to the Participating Employer if:

     (i)       the contribution is made by reason of a mistake of fact; or

     (ii) the contribution is conditioned on its deductibility for federal income tax purposes (each contribution shall be deemed to be so conditioned unless otherwise stated in writing by the Participating Employer) and such deduction is disallowed;

     provided such contribution is returned within one year of the discovery of the mistake of fact or the disallowance of the deduction for federal income tax purposes, as the case may be. The amount of contribution that may be returned shall be reduced to reflect its proportionate share of any net investment loss in the Trust Fund.

16.07  MERGER, CONSOLIDATION OR TRANSFER.

The Plan shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other qualified plan, unless each Member (if the other plan then terminated) would receive a benefit that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

16.08  APPLICABLE LAW.

Except as otherwise expressly required by ERISA, this Plan shall be construed and governed in accordance with the laws of the State of New York.

16.09  RULES OF CONSTRUCTION.

Whenever the context so admits, the use of the masculine gender shall be deemed to include the feminine and vice versa, either gender shall be deemed to include the neuter and vice versa; and the use of the singular shall be deemed to include the plural and vice versa.

                                      APPENDIX A

                             RULES APPLYING TO PLAN LOANS


The Administrative Committee has adopted the rules and procedures set forth below with respect to plan loans under Article 9 of the Plan.

CAN I WITHDRAW OR BORROW MONEY FROM THE PLAN PRIOR TO MY TERMINATION OF EMPLOYMENT?

Because the Plan is basically designed for long term savings, the law restricts your ability to make withdrawals from the Plan while you are employed.

You may, however, request withdrawals of part or all of the balance in your VOLUNTARY CONTRIBUTION ACCOUNT at any time subject to the requirements described in the Summary Plan Description. You also may request a loan from the vested balance in your EMPLOYER CONTRIBUTION ACCOUNT in certain circumstances subject to the requirements described below.

WHAT ARE THE REQUIREMENTS FOR BORROWING MONEY FROM THE PLAN?

You may borrow money from the vested balance in your EMPLOYER CONTRIBUTION ACCOUNT if you meet the following requirements:

- -    You must be actively employed and have completed at least 5 YEARS OF
     SERVICE.

- -    You must establish to the satisfaction of the Administrative Committee that a loan is needed to meet an immediate and heavy financial need caused by a SERIOUS ILLNESS, ACCIDENT, OR CATASTROPHE incurred by you or any of the following individuals:

     if the individual received over one-half of their support from you for the entire twelve month-period prior to the date on which such loan is requested:

     -         your spouse, if living with you,

     -         your sons and daughters, both natural and legally adopted,

     -         your parents or grandparents, or

     - your brothers or sisters, provided that their principal place of residence prior to the date that the loan is requested is your household.

- -    Such immediate and heavy financial need also may include the need to pay tuition and related educational fees for the next 12 months of post-secondary education for your children.

- -    You must demonstrate that such need cannot be met by other reasonably available financial resources of the Member. The Administrative Committee may require such assurances and certifications as it may deem necessary to determine whether the Member has an immediate and heavy financial need.

HOW DO I APPLY FOR A LOAN?

You may apply for a loan by completing the loan application form(s) provided by the Plan Administrative Committee.

HOW MUCH CAN I BORROW?

The minimum amount you may borrow is $1,000. The maximum amount you may borrow is determined by the VESTED amount of your EMPLOYER CONTRIBUTION ACCOUNT as determined as of the most recent valuation date preceding your loan application. The following table shows the Maximum Loan Amount that is permitted based on your vested balance in your EMPLOYER CONTRIBUTION ACCOUNT:

             Vested Balance in Your
             Employer Contribution                Maximum Loan
                    Account                     Amount Permitted
             ----------------------             ----------------

                  $ 0 - $ 1,999                 No loans allowed
               $ 2,000 - $ 99,000            50% of the vested account
                $ 100,000 or more                  $ 50,000


If your Maximum Loan Amount from the above table is $50,000, you must add the highest outstanding total loan balance from the previous 12 months to the amount of any new loan. This total cannot exceed $50,000.

WHAT IS THE TERM OF THE LOAN?

Loans must be repaid within 5 years or less.

HOW DO I REPAY THE LOAN?

While you are an employee, payments of principal and interest are made through payroll deductions.

If you take an approved leave of absence, you must be able to continue to repay the loan through monthly payments of principal and interest. Such payments will be due on the first day of each calendar month and will be payable only in United States currency.

The payments will begin with the first full pay period following the date on which you receive the loan. The repayment amounts will be equal, except for the final payment.

WHAT WILL THE INTEREST RATE BE?

Effective for loans made on or after May 1, 1995, the annual interest rate on loans will be One Percent Plus the Prime Lending Rate stated in the Money Rates section of THE WALL STREET JOURNAL on the first business day of the month in which your loan application is approved by the Plan Administrative Committee.

DO I HAVE TO GIVE ANY SECURITY FOR THE LOAN?

Yes. The loan is secured by your vested balance in your EMPLOYER CONTRIBUTION ACCOUNT. In addition, you will be personally liable for the amount of the loan.

DO I NEED MY SPOUSE'S CONSENT TO OBTAIN A LOAN?

Yes. If you are married (and you are not legally separated or divorced), you must have your spouse's written notarized consent in order to obtain a loan.

MAY I SPECIFY THE INVESTMENT FUND FROM WHICH I WANT TO BORROW?

Yes.

WHAT HAPPENS TO LOAN REPAYMENTS UNDER THE PLAN?

Repayments of principal AND interest on your loan will be allocated to your Plan account. Each repayment will be invested according to your current investment selection when the repayment is made.

CAN I PREPAY THE LOAN?

Yes. There is no penalty if you want to prepay any or all of the unpaid balance on your loan. However, your minimum prepayment must be at least $1,000 or, if smaller, the outstanding balance of the loan.

Partial prepayments will first be credited against accrued interest and then against the outstanding principal on the day your prepayment is received.

WHAT HAPPENS IF I DEFAULT ON LOAN PAYMENTS?

You will be considered to be in default if you miss ANY scheduled loan repayment.

Once the loan is declared in default it will become immediately due and payable as of the last day of the month in which it is declared in default. If you do not cure the default within 30 days, in addition to any other remedies permitted by law, any outstanding loan balance (including accrued, but unpaid, interest) may be charged against your Account under the Plan.

If and to the extent the outstanding loan balance is charged against your Plan account, the amount of such charge shall be deemed to be a taxable distribution to you from your Plan account. The Plan Administrative Committee may elect to charge the unpaid loan balance against your Plan account, as described above, whether or not you would otherwise be entitled to a distribution from the Plan.

If the unpaid loan amount is treated as a distribution, the taxable portion of this distribution will be reported to the IRS. You will be responsible for any taxes due as a result of treating the unpaid amount as a distribution.

If the unpaid balance of the loan cannot be satisfied from your Plan accounts or wages, the Plan Administrative Committee will have the same legal rights and remedies as a creditor to collect the remaining amount.

WHAT HAPPENS IF I TERMINATE EMPLOYMENT?

If your employment is terminated for any reason, including death, the loan will become immediately due and payable in full.

If your Plan account balance is distributed to you at the time of your termination, the amount to be distributed to you from the Plan will be reduced by the unpaid loan balance (including accrued interest) UNLESS you elect to repay the loan in full.

If you decide to delay distribution, you must repay the loan in full and you must notify the Plan Administrative Committee in writing that you will repay the loan in full before your termination of employment. If you do not repay the loan, however, the outstanding loan balance will be treated as a taxable distribution to you.